SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

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BANCORP RHODE ISLAND, INC.

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The following press release was issued by Bancorp Rhode Island, Inc. on January 24, 2008.

For Immediate Release

Contact:	William C. DeWitt
SVP, Corporate Communications
(401) 456-5015 Ext. 1541

BANCORP RHODE ISLAND, INC. ANNOUNCES SLATE OF DIRECTOR NOMINEES FOR ANNUAL SHAREHOLDER MEETING

PROVIDENCE, R.I.—January 24, 2008--Bancorp Rhode Island, Inc. (NASDAQ: BARI) announced today that its Board of Directors intends to nominate for re-election current Class III Directors Anthony F. Andrade, Board Chairman Malcolm G. Chace, Ernest J. Chornyei, Jr., Edward J. Mack II, and President and CEO, Merrill W. Sherman at the upcoming annual meeting of shareholders to be held May 21, 2008.

“The Board Governance and Nominating Committee engaged in a deliberative process before recommending this slate to the Board of Directors, including evaluating our current directors and reviewing other candidates,” stated John A. Yena, Vice Chairman of the Board and a member of the Board Governance and Nominating Committee of Bancorp Rhode Island.

“The Committee remains committed to recommending to the Board and our shareholders candidates that possess a variety of experience, skills and backgrounds and an open mind on how we can best create superior shareholder value over time. As a community bank, we also have a preference for nominees with significant involvement and reputations in the communities we serve. The Committee and the Board are confident that this slate meets these criteria,” added Mr. Yena.

Bancorp Rhode Island, Inc. is the parent company of Bank Rhode Island, a full-service, FDIC-insured, state-chartered financial institution. The Bank, headquartered in Providence, has 16 branches located in Providence, Kent and Washington counties.

This release may contain "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the company's present expectations or beliefs concerning future events. The company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the company's filings with the Securities and Exchange Commission.

IMPORTANT INFORMATION

BancorpRI will file a proxy statement in connection with its 2008 annual meeting of shareholders. BancorpRI shareholders are strongly advised to read the proxy statement and the accompanying proxy card when they become available, as they will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by BancorpRI with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at BancorpRI's Internet website at www.bankri.com or by writing to Bancorp Rhode Island, Inc., One Turks Head Place, Providence, Rhode Island 02903, Attention: Investor Relations.

INFORMATION REGARDING PARTICIPANTS

Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of BancorpRI's shareholders is available on Schedule 14A filed with the Securities and Exchange Commission on January 24, 2008.

The following letter was distributed to Bancorp Rhode Island, Inc. employees on January 24, 2008.

January 24, 2008

Dear Fellow Bank Rhode Island Employees:

The Board of Directors of BancorpRI announced today that it intends to nominate for re-election current Class III Directors Anthony F. Andrade, Board Chairman Malcolm G. Chace, Ernest J. Chornyei, Jr., Edward J. Mack II, and me at the upcoming annual meeting of shareholders. We feel privileged that our outside directors, who are all highly successful business and community leaders, have agreed to continue to devote their time and efforts on behalf of the shareholders, customers and employees of BancorpRI. I am personally gratified that the Board has expressed its confidence in me by its announcement. A press release we issued today regarding this matter is attached.

You may be aware that an investor group, which includes PL Capital, LLC and its principals, John W. Palmer and Richard J. Lashley, has filed with the Securities and Exchange Commission indicating Mr. Lashley’s intention to nominate himself and Mr. Palmer for election to our Board of Directors at the 2008 annual meeting.

The Board of Directors firmly believes that we can continue to grow a superior banking franchise, just as we have done so successfully since the Bank’s founding. We are confident that the Board’s nominees will be important contributors to our effort.

I appreciate your support and ongoing efforts to enhance our Bank’s wonderful track record and encourage you to get in touch with me if you have any questions.

Sincerely,

Merrill W. Sherman
President and CEO

IMPORTANT INFORMATION

BancorpRI will file a proxy statement in connection with its 2008 annual meeting of shareholders. BancorpRI shareholders are strongly advised to read the proxy statement and the accompanying WHITE proxy card when they become available, as they will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by BancorpRI with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at BancorpRI's Internet website at www.bankri.com or by writing to Bancorp Rhode Island, Inc., One Turks Head Place, Providence, Rhode Island 02903, Attention: Investor Relations.

INFORMATION REGARDING PARTICIPANTS

Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of BancorpRI's shareholders is available on Schedule 14A filed with the Securities and Exchange Commission on January 24, 2008.

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Name	Title	Shares of Common Stock Owned*
Malcolm G. Chace (a)	Chairman and Director	540,315
Merrill W. Sherman (b)	President and Chief Executive Officer and Director	281,685
Anthony F. Andrade (c)	Director	56,000
Karen Adams (d)(e)	Director	4,775
John R. Berger (f)	Director	6,568
Richard L. Bready (g)	Director	3,000
Ernest J. Chornyei, Jr. (h)(i)	Director	114,000
Meredith A. Curren (d)	Director	4,300

Mark R. Feinstein (j)	Director	19,500
Edward J. Mack II (k)	Director	4,175
Michael E. McMahon (l)	Director	2,000
Bogdan Nowak (j)(m)	Director	24,800
Pablo Rodriguez, M.D. (d)	Director	4,000
Cheryl W. Snead (c)	Director	6,510
John A. Yena (f)	Director	11,000
William C. DeWitt	Vice President – Investor Relations of Bank Rhode Island	0
James V. DeRentis (n)	Vice President of BancorpRI and Executive Vice President and Chief Business Officer of Bank Rhode Island	38,150
Margaret D. Farrell (o)	Secretary	8,600
Michael J. Hebert (g)	Principal Accounting Officer	1,000
Mark J. Meiklejohn (p)	Executive Vice President and Chief Lending Officer of Bank Rhode Island	6,375
Linda H. Simmons (q)	Chief Financial Officer and Treasurer of BancorpRI and Bank Rhode Island	21,615

_____________________

*

If applicable, shares of common stock owned includes shares owned by the spouse, children and certain other relatives of the director, officer or employee, as well as shares held by trusts of which the person is a trustee or in which he or she has a beneficial interest and shares acquirable pursuant to options which are presently or will become exercisable within 60 days after January 15, 2008.

(a)

Includes 525,815 shares held by trusts of which Mr. Chace, his spouse or an immediate family member is a co-trustee and has shared voting and investment power. Also includes 4,500 shares held by Mr. Chace's spouse and 10,000 shares held by a non-profit corporation. Mr. Chace disclaims any economic or beneficial interest in 24,225 shares which are held by trusts of which Mr. Chace is only trustee and not a beneficiary and the 10,000 shares held by a non-profit corporation with respect to which he has voting power but no pecuniary interest.

(b)	Includes 164,600 shares that may be acquired pursuant to options and 1,200 shares of restricted stock.
(c)	Includes 6,000 shares that may be acquired pursuant to options.
(d)	Includes 2,500 shares that may be acquired pursuant to options.
(e)	Includes 325 shares held by Ms. Adams' spouse.
(f)	Includes 500 shares that may be acquired pursuant to options.
(g)	Includes 1,000 shares that may be acquired pursuant to options.
(h)	Includes 3,000 shares that may be acquired pursuant to options.

(i)	Includes 108,000 shares held by a trust of which Mr. Chornyei is a beneficiary.
(j)	Includes 3,500 shares that may be acquired pursuant to options.
(k)	Includes 2,000 shares that may be acquired pursuant to options.
(l)	Includes 1,500 shares that may be acquired pursuant to options.
(m)	Includes 10,000 shares held by an investment company of which Mr. Nowak is a control person.
(n)	Includes 36.050 shares that may be acquired pursuant to options and 515 shares of restricted stock.
(o)	Includes 1,400 shares held by spouse’s retirement plan.
(p)	Includes 6,375 shares that may be acquired pursuant to options.
(q)	Includes 20,600 shares that may be acquired pursuant to options and 515 shares of restricted stock.

BancorpRI will file a proxy statement in connection with its 2008 annual meeting of shareholders. BancorpRI shareholders are strongly advised to read the proxy statement and the accompanying WHITE proxy card when they become available, as they will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by BancorpRI with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at BancorpRI's Internet website at www.bankri.com or by writing to Bancorp Rhode Island, Inc., One Turks Head Place, Providence, Rhode Island 02903, Attention: Investor Relations. In addition, copies of the proxy materials may be requested by contacting our proxy solicition.